SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 26, 2003

(Date of earliest event reported)

FIRST HORIZON ASSET SECURITIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-100663	75-2808384
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4000 Horizon Way Irving, Texas	75063
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 441-4000

Item 5. Other Events.

Reference is hereby made to the Registrant’s Registration Statement on Form S-3 (File No. 333-100663) filed with the Securities and Exchange Commission (the “Commission”) on October 24, 2002, as amended by Amendment No. 1 thereto filed with the Commission on October 31, 2002 (such Registration Statement, as amended, the “Registration Statement”), pursuant to which the Registrant registered $6,000,000,000 aggregate principal amount of its mortgage pass-through certificates, issuable in various series, for sale in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the Prospectus, dated October 31, 2002 and the related Prospectus Supplement, dated August 26, 2003 with respect to the Registrant’s Mortgage Pass-Through Certificates, Series 2003-8 (the “Certificates”) to be filed with the Commission pursuant to Rule 424(b)(5) prior to the issuance and sale of the Certificates, which is expected to occur on or prior to August 29, 2003 (collectively, the “Prospectus”).

The Registrant is filing this Current Report on Form 8-K to provide prospective investors with certain materials which constitute “Computational Materials” within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the “Kidder Letters”), the filing of which materials is a condition of the relief granted in such letters (such materials being the “Computational Materials”). The Computational Materials set forth in Exhibit 99.1 were prepared solely by Credit Suisse First Boston LLC (“CSFB”) in connection with the offering of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-19, Class I-A-20, Class I-A-21, Class I-A-22, Class I-A-23, Class I-A-24, Class I-A-25, Class I-A-26, Class I-A-27, Class I-A-28, Class I-A-29, Class I-A-30, Class I-A-31, Class I-A-32, Class I-A-33, Class I-A-34, Class I-A-35, Class I-A-36, Class I-A-37, Class I-A-38, Class I-A-39, Class I-A-40, Class I-A-41, Class I-A-42, Class I-A-43, Class I-A-44, Class I-A-45, Class I-A-46, Class I-A-47, Class II-A-1, Class II-A-RU and Class II-A-RL Certificates, and the Registrant did not prepare or participate in the preparation of any such Computational Materials. The Computational Materials set forth in Exhibit 99.1 are being filed with the Commission simultaneously herewith under cover of Form SE.

The assumptions used in preparing the Computational Materials were based upon a preliminary compilation of the underlying collateral and the estimated principal amount and other features of the Certificates. The actual features of the Certificates and a detailed description of the final constituency of the underlying collateral are set forth in the Prospectus.

Due to the preliminary nature of the collateral and security information used in preparing the Computational Materials, no assurance can be given as to either the Computational Materials’ or the underlying assumptions’ accuracy, appropriateness or completeness in any particular context; nor can assurance be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These

Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the collateral will occur at rates slower or faster than the rates shown in the attached Computational Materials.

Furthermore, unless otherwise provided, the Computational Materials assume no losses on the collateral and no interest shortfall. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the actual collateral and the hypothetical collateral used in preparing the Computational Materials. As noted above, the principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Please be advised that mortgage-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, mortgage prepayments, yield curve and interest rate risks. Investors should make every effort to consider the risks of these securities.

Any statement or information contained in the Computational Materials shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Computational Materials prepared by Credit Suisse First Boston LLC

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant as of the date first written above has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON ASSET SECURITIES INC.

By:	/s/ Wade Walker
Wade Walker Senior Vice President—Asset Securitization

Dated: August 26, 2003